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Exhibit 21.1

SUBSIDIARY OF HOUSTON WIRE & CABLE COMPANY

Name	Jurisdiction of Incorporation
HWC Wire & Cable Company	Delaware

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SUBSIDIARY OF HOUSTON WIRE & CABLE COMPANY